Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2020, relating to the financial statements of Avantor, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Avantor, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 19, 2020